Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B
-------------------------------------

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                 ARRAN2005

Arran Funding Limited - Series:          05-B

ABS - Credit Card - Bank, Closing Date:  December 15, 2005

As at:                                   March 15, 2006

                      RATING (S&P/Moodys/Fitch)       POOLFACTOR         PAY       NEXT PAY                        COUPON
TRANCHE    CURRENCY    ORIGINAL       CURRENT     ORIGINAL  CURRENT   FREQUENCY     DATE                BASIS               CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1     USD     AAA /Aaa/AAA   AAA /Aaa/AAA    100%     100%     Quarterly  15 Mar 2006  3 Mth $ LIBOR + 0.05%         4.54125%
Class A2     EUR     AAA /Aaa/AAA   AAA /Aaa/AAA    100%     100%      Monthly   15 Mar 2006  1 Mth EURIBOR +0.09%          2.52700%
Class A3     GBP     AAA /Aaa/AAA   AAA /Aaa/AAA    100%     100%     Quarterly  15 Mar 2006  3 Mth (pound) LIBOR +0.09%    4.73875%
Class B3     GBP        A/A1/A         A/A1/A       100%     100%     Quarterly  15 Mar 2006  3 Mth (pound) LIBOR +0.26%    4.90875%
Class C1     USD      BBB/Baa2/NR   BBB/Baa2/NR     100%     100%     Quarterly  15 Mar 2006  3 Mth $ LIBOR +0.40%          4.89125%
Class C3     GBP      BBB/Baa2/NR   BBB/Baa2/NR     100%     100%     Quarterly  15 Mar 2006  3 Mth (pound) LIBOR +0.46%    5.10875%

        Scheduled start of Controlled Accumulation Period:  1 June, 2009
        Expected maturity:                                  15 December, 2010
        Legal final maturity:                               15 December, 2012
        Structure:                                          Sr/sub Seq Pay
        Tax Election:                                       Debt
        Amort. Type:                                        Soft Bullet
        Transferors:                                        The Royal Bank of Scotland plc / National Westminster Bank plc
        Originators:                                        The Royal Bank of Scotland plc / National Westminster Bank plc
        Servicer:                                           RBS Cards, a division of The Royal Bank of Scotland plc
        Trustee:                                            Bank of New York (The)
        Underwriter:                                        The Royal Bank of Scotland plc

Pool Performance

--------------------------------------------------------------------------------------------------------------------
                                                                                   Excess
                Gross     Expense    Gross Charge    Net Charge      Excess      Spread (%)     Transferor Interest
Month end     Yield (%)   Rate (%)   Off Rate (%)   Off Rate (%)   Spread (%)   Roll 1/4 Ave        %         Min %
Feb 28, 2006   18.24%      5.11%         5.88%         5.76%         7.37%          N/A           44.54%       6%
Jan 31, 2006   19.99%      5.47%         6.22%         6.17%         8.35%          N/A           45.20%       6%
Dec 31, 2005   19.85%       N/A          6.16%         6.12%          N/A           N/A           46.35%       6%

   Notes: The main difference between the performance of the securitised pool and that of the bank portfolio is as a result of the volume of receivables on teaser rates in the bank portfolio which have not been transferred to the securitised pool. These have the impact of inflating both yield and the charge-off rate of the securitised portfolio relative to the bank portfolio.

            The bonds were issued on 15 December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.

Delinquencies (loans which are 30 days or more past due)
--------------------------------------------------------------------------------
                                     (% Pool)
                --------------------------------------------------
Month end       30-59 days   60-89 days   90-179 days    180+ days      Total
---------       ----------   ----------   -----------    ---------      -----

Feb 28, 2006      1.32%        0.97%         2.32%         3.24%        7.85%
Jan 31, 2006      1.27%        0.93%         2.27%         3.11%        7.58%
Dec 31, 2005      1.17%        0.92%         2.18%         2.99%        7.26%

--------------------------------------------------------------------------------

Payment Rate
--------------------------------------------------------------------------------
                           Payments                   Pool balance
                --------------------------------      ------------
Month End       Total ((pound)000)      Rate (%)       (pound)000

Feb 28, 2006        1,071,000            20.3%          5,212,805
Jan 31, 2006        1,239,175            23.0%          5,275,021
Dec 31, 2005        1,200,030            22.3%          5,388,175

--------------------------------------------------------------------------------

------------------------------------------------------------------
Average Actual Balance:                         (pound)     1,115

Number of Accounts:                                     4,677,142
------------------------------------------------------------------

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of March, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business